EXHIBIT 32.1

CERTIFICATION

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly report of Tower Park Marina Investors, LP (the “Company”) on Form 10-QSB for the fiscal quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2005	By:	/S/ MICHAEL M. SACHS
Michael M. Sachs
President, Secretary and Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant. (principal executive officer)

Date: August 15, 2005	By:	/S/ WILLIAM W. ANDERSON
William W. Anderson
Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal operating officer)

Date: August 15, 2005	By:	/S/ JEFFREY K. ELLIS
Jeffrey K. Ellis
Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal financial officer and principal accounting officer)